UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2026

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200 Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2026, SM Energy Company (the “Company”) issued and sold $1.0 billion in aggregate principal amount of the Company’s 6.625% Senior Notes due 2034 (the “Notes”), pursuant to a Purchase Agreement, dated March 4, 2026, among the Company, the guarantors party thereto (the “Subsidiary Guarantors”) and BofA Securities, Inc., acting as representative of the several initial purchasers named therein (the “Initial Purchasers”).

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or other securities laws, and the Notes will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements. The Notes were being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

Indenture

On March 9, 2026, the Company entered into the Indenture relating to the Notes (the “Indenture”), with the guarantors party thereto and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), governing the Notes. The Notes will mature on April 15, 2034, unless earlier redeemed or repurchased. Interest on the Notes will accrue at the rate of 6.625% per annum, and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2026. The obligations under the Notes are guaranteed by the Subsidiary Guarantors and may be guaranteed by certain future restricted subsidiaries that also guarantee the Company’s credit agreement or certain other debt.

Prior to April 15, 2029, the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, provided that: (a) at least 60% of the original principal amount of the Notes issued on March 9, 2026 remains outstanding after each such redemption, and (b) the redemption occurs within 180 days after the closing of the related equity offering.

On and after April 15, 2029, the Company may redeem all or, from time to time, a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes), plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable redemption date, equal to: (i) 103.313% for the twelve-month period beginning on April 15, 2029; (ii) 101.656% for the twelve-month period beginning on April 15, 2030; and (iii) 100.000% for the twelve-month period beginning on April 15, 2031 and thereafter.

In addition, the Notes may be redeemed, in whole or in part, at any time prior to April 15, 2029 at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a make-whole premium, and accrued and unpaid interest to, but not including, the applicable redemption date.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur additional debt; (ii) make certain dividends or pay certain dividends or distributions on the Company’s capital stock or purchase, redeem or retire capital stock; (iii) sell assets, including the capital stock of the Company’s Restricted Subsidiaries (as defined in the Indenture); (iv) with respect to the Company’s Restricted Subsidiaries, place restrictions on their ability to pay dividends or make other payments to the Company; (v) create liens that secure debt; (vi) enter into certain transactions with affiliates; and (vii) merge or consolidate with, or transfer or lease all or substantially all of the Company’s assets to, another company. These covenants are subject to a number of important limitations and exceptions, including the termination of certain of these covenants upon the Notes receiving an investment grade rating from at least two Rating Agencies (as defined in the Indenture).

The Indenture provides that each of the following is an event of default with respect to the Notes (each, an “Event of Default”): (i) default in any payment of interest on any Note when due, continued for 30 days; (ii) default in the payment of principal of or premium, if any, on any Note when due, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company or any Subsidiary Guarantor (as defined in the Indenture), if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 30 days after notice (or 180 days after notice in the case of a failure to comply with certain covenants relating to the filing of annual, quarterly and current reports with the United States Securities and Exchange Commission) after notice with any of its obligations under the covenants related to a Change of Control (as defined in the Indenture) and certain other covenants; (v) failure by the Company to comply for 60 days after notice with any of the other agreements of the Company in the Indenture; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such payment default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 30 Business Day period commencing upon the end of any applicable grace period for such payment default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such payment default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; or (ix) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described above, all outstanding principal of, premium, if any, and accrued interest on the Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to the Notes, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on such Notes to be due and payable immediately.

A copy of the Indenture is referenced as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 9, 2026, by and among SM Energy Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

	By:	/s/ James B. Lebeck
	Name:	James B. Lebeck
	Title:	Executive Vice President – Chief Corporate Development Officer, General Counsel and Corporate Secretary

March 9, 2026